UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2011

SUNOCO, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500, Philadelphia, PA		19103-7583
(Address of principal executive offices)		(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Section 1503 of the federal Dodd-Frank Wall Street and Consumer Protection Act requires disclosure, in a Current Report on Form 8-K, of the receipt of an imminent danger order issued by the Mine Safety and Health Administration pursuant to section 107(a) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”).

On November 18, 2011, Dominion Coal Corporation, a wholly owned subsidiary of SunCoke Energy, Inc., which is an 81-percent owned subsidiary of Sunoco, Inc., received an imminent danger order under section 107(a) of the Mine Act at its Dominion No. 36 mine located in Buchanan County, Virginia (the “Order”). The Order alleges that the roof along the belt and track entry of an intake air course is unsound and not safe for travel. No injuries occurred.

The cited area is part of previously mined land and is not in production. Immediate action was taken to cordon off the cited area to temporarily prevent entry. Corrective measures are being implemented to install additional roof supports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC.
(Registrant)

Date: November 25, 2011

/s/ Joseph P. Krott
Joseph P. Krott
Comptroller
(Principal Accounting Officer)